Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of XP Inc. of our report dated April 24, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in XP Inc.’s Annual Report on Form 20-F for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.

São Paulo, Brazil

February 23, 2026